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                                                               EXHIBIT 10.6

                        MANAGEMENT SERVICES AGREEMENT

                    THIS AGREEMENT, made as of December 1, 1997, by and between Brant-Allen Industries, Inc. ("Brant-Allen") and Bear Island Paper Company, L.L.C. (together with its subsidiaries and affiliates, the "Company").

                             W I T N E S S E T H:

                    WHEREAS, the Company wishes to retain Brant-
          Allen to provide the Company with certain management services and Brant-Allen wishes to provide such management services to the Company, in each case on the terms and subject to the conditions of this Agreement set forth;

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                    1.   Retention of Brant-Allen.  The Company
          hereby engages Brant-Allen and Brant-Allen hereby agrees to accept the engagement by the Company to perform the duties and responsibilities described in Section 2 of this Agreement on an exclusive basis in accordance with the terms and conditions of this Agreement.

                    2. Duties of Brant-Allen. (a) Brant-Allen shall have full control of the business of the Company, subject to the overall management and control of the Board of Directors of the Company. During the term of this Agreement, Brant-Allen shall use reasonable efforts to provide the Company with such senior management, treasury, financial and administrative (including marketing and sales) services on those matters as are within Brant-Allen's expertise, as may be reasonably required from time to time by the Company. Such services shall include, among other things, the following duties and responsibilities (and Brant-Allen shall have full authority to carry out the following for and in the name of the Company):

               (i) to supervise, oversee and direct the operation, improvements, maintenance and repair of the Company's mill and related plant, facilities and equipment;

               (ii) to enter into for and in the name of the Company such contracts, agreements and other arrangements for (A) the purchase, lease or other acquisition of timberlands and timber rights, (B) the supply of wood and other necessary materials or goods and (C) the production, sale, delivery and distribution of newsprint, in each case, as Brant-Allen may deem necessary or desirable.

               (iii) to use its reasonable efforts to market, price and sell newsprint, in bone fide, arms' length transactions for the best price obtainable by Brant-Allen using its reasonable efforts;

               (iv) to bill, invoice, collect and receive all payments from customers for sales of newsprint, paper, inventory and other products and by-products of the Company's mill as agent for the Company and to remit to the Company's bank account or accounts referred to in paragraph (xiii) below all such payments on the business day following availability of the funds for such payments.

               (v) to execute, for and in the name of the Company, any and all contracts, agreements, instruments or documents of any kind, which Brant-Allen may deem appropriate in conducting the business of the Company and use reasonable efforts to renew, amend or assign existing contracts entered into by the Newsprint Sales division of Brant-Allen and newsprint customers so that, thereafter, such contracts are between the Company and such customers;

               (vi) to acquire for and in the name of the Company by purchase or otherwise, to own, hold, sell, assign, or otherwise dispose of real and personal property of any kind and wheresoever situate (including, without limitation, to grant easements and rights of way in connection with the Company's real property) for such sums and on such terms and conditions as Brant-Allen may deem prudent;

               (vii) to incur indebtedness and borrow money upon the credit of the Company for any purpose or to guarantee any debts, liabilities or other obligations of any corporation or partnership or other entity controlled by the Company ("Controlled Entity") and mortgage, pledge, charge, assign or transfer all or any part of the real and personal, moveable and immoveable property, undertakings or rights of the Company, present and future, for such purposes and to secure any other liability of the Company or any other debt, liability or obligation of a Controlled Entity, provided, however, that any such action does not: (A) conflict with the Company's organizational documents, (B) constitute a violation of or a default under any agreement, indenture, instrument, or other document to which the Company is a party or (C) contravene any provision of those laws, rules and regulations that are applicable to the Company;

               (viii) to prosecute, defend, settle and compromise any actions at law or in equity brought by or against the Company (other than any action or proceeding brought by the Company to enforce this Agreement) in such manner as it may deem expedient;

               (ix) to employ and pay for such professional or other assistance as it may deem requisite in the discharge of its duties under this Agreement;

               (x) to employ for and in the name of the Company such employees or agents as it may deem necessary or desirable to conduct the business of the Company or discharge its duties under this Agreement;

               (xi)  to maintain for and in the name of the Company
               (A) complete and accurate records and books of account of all operations, receipts and expenditures of the Company and (B) such internal controls as may be required to comply with all laws and regulations applicable to the Company, and provide the Company, its officers or agents, free access at all reasonable times to inspect, examine and copy them;

               (xii) to provide or make available such reports, certificates, other documents and information as any applicable regulatory body or agency (including, without limitation, the Securities and Exchange Commission, the Environmental Protection Agency and the Virginia Department of Environmental Quality) may require under any law or regulation applicable to the Company and as any lender, trustee, bondholder and their respective officers, employees and agents may be entitled to receive under the terms of any agreement, indenture, instrument or other document to which the Company is a party;

               (xiii) to deposit all moneys received by the Company (whether as capital contributions, income or otherwise) to the credit of the account or accounts of the Company at such bank or banks as may be appointed from time to time by Brant-Allen and, if not (w) maintained in such accounts, (x) expended for the Company's business, (y) paid in connection with the Company's indebtedness or (z) distributed to the Company's members to invest such moneys only in (A) evidences of indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or a instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (B) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of 180 days or less of, and overnight bank deposits with, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less that $500 million; (C) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; and (D) funds which invest in any of the foregoing; and

               (xiv) to authorize such person or persons as shall form time to time be designated by Brant-Allen to perform any of the foregoing actions and to execute or sign any of the foregoing documents (including, without limitation, any checks or wire transfers drawn on any bank account of the Company) on behalf of the Company.

          (b) Brant-Allen shall provide the foregoing services and perform the foregoing duties and responsibilities for the interest, advantage and profit of the Company, devoting such of its time and attention as Brant-Allen deems necessary to perform its duties and obligations set forth in this Agreement.

          (c) Nothing in this Agreement shall be deemed to derogate from the powers of Brant-Allen to manage the Company as set forth in the Virginia Limited Liability Company Act and, in the case of conflict, the provisions of the Virginia Limited Liability Company Act shall control.

                    3.   Compensation.  During the term of this
          Agreement, the Company shall pay to Brant-Allen, without any set-offs, credits or deductions, a fee equal to 3% of the Company's annual net sales (that is, the selling price of newsprint produced by the Company less transportation costs) payable in advance in monthly installments (commencing on the date of this Agreement) based on Brant-Allen's estimate of the Company's net sales for the forthcoming month and subject to a monthly reconciliation to reflect the Company's actual net sales during that month provided that, if any of the Company's 10% senior secured notes due 2007 are outstanding, not more than one third of such fee shall be paid in cash. Brant-Allen shall receive no other fees or compensation for managing the Company but shall be reimbursed for any direct, out-of-pocket expenses incurred by Brant-Allen on behalf of the Company. The Company shall bear its own costs and expenses, including, but not limited to, operating expenses relating to the Company's assets and business activities.

                    4.   Term.  This Agreement shall commence on
          the date of execution of this Agreement and shall continue in full force and effect until the fifth anniversary of the date of this Agreement and shall be renewed automatically for successive five-year periods unless terminated by either party to this Agreement upon giving two years written notice to the other party.

                    5. Indemnification. Brant-Allen shall not be liable or accountable for damages to the Company, except for fraud, gross negligence or wilful misconduct. The Company hereby agrees to indemnify, defend and hold harmless Brant-Allen and each of its directors, officers and employees from and against any and all damages, claims, liabilities, injuries, losses and expenses (including reasonable attorneys' fees) incurred by Brant-Allen or any of its directors, officers or employees as a result of, arising out of or otherwise relating to the performance by Brant-Allen of its duties under this Agreement, except for any action or inaction constituting gross negligence or willful misconduct on the part of Brant-Allen in the performance of its duties under this Agreement. Brant-Allen hereby agrees to indemnify, defend and hold harmless the Company and each of its directors, officers and employees from and against any and all damages, claims, liabilities, injuries, losses and expenses (including reasonable attorneys' fees) incurred by the Company or any of its directors, officers or employees as a result of, arising out of or otherwise relating to any action or inaction constituting gross negligence or willful misconduct on the part of Brant-Allen in the performance of its duties under this Agreement.

                    6.   Company Employee and Other Plans.  The
          Company hereby agrees that the directors, officers and employees of Brant-Allen may participate in any employee stock ownership or option plan, employee benefit plan or arrangements, defined contribution retirement plan, employee insurance, long term disabilities, medical and other plans maintained or sponsored by the Company for the benefit of its directors, officers and employees.

                    7. Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement.

                    8.   Severability.  The parties to this
          Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, then such provision, section, sentence, word, clause, or combination thereof shall be inoperative (and in lieu thereof there shall be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, shall remain binding upon the parties hereto, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

                    9.   Further Assurances.  Each party to this
          Agreement shall cooperate and shall take such further reasonable action and shall execute and deliver such further documents as may be reasonably requested by any of the other parties to this Agreement in order to carry out the intent and accomplish the purpose of this Agreement.

                    10.  Notices.  All notices pursuant to this
          Agreement shall be deemed to have been validly delivered five days after deposit in the United States mail, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, facsimile, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

                    If to the Company, at:

                         Bear Island Paper Company L.L.C.
                         P.O. Box 2119
                         Ashland, VA 23005

                    If to Brant-Allen, at:

                         Brant-Allen Industries Inc.
                         80 Field Point Road
                         Greenwich, CT 06830

          or to such other address as each party may designate for itself by like notice. Failure or delay in delivering the courtesy copies of any notice shall in no way adversely affect the effectiveness of such notice.

                    11.  Successors.  This Agreement shall be
          binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that, except as otherwise provided in this Agreement, neither party hereto may delegate its duties or assign its obligations under this Agreement to any other person or entity without the prior written consent of the other party hereto which consent may be granted or withheld in the absolute discretion of the other party hereto.

                    12.  Remedies.  The failure of any party to
          enforce any right or remedy under this Agreement, or to enforce any such right or remedy promptly, shall not constitute a waiver thereof, nor give rise to any estoppel against such party nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

                    13. Counterparts. This Agreement, executed in any number of counterparts, shall collectively constitute one agreement.

                    14.  CHOICE OF LAW.  THIS AGREEMENT AND THE
          RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS
          AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

                    15.  Consent to Jurisdiction.  Brant-Allen
          hereby consents and submits to the jurisdiction and venue of the federal and state courts of the Commonwealth of Virginia, in connection with matters arising out of this Agreement. The parties hereby waive the right to contest the jurisdiction and venue of such courts on the ground of inconvenience or otherwise.

                    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of date first above written.

                                   BEAR ISLAND PAPER COMPANY, L.L.P.

                                   By: /s/ Edward D. Sherrick
                                      __________________________
                                      Name:  Edward D. Sherrick
                                      Title: Vice President of Finance



                                   BRANT-ALLEN INDUSTRIES, INC.

                                   By: /s/ Edward D. Sherrick
                                      __________________________
                                      Name:  Edward D. Sherrick
                                      Title: Vice President of Finance